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                                                                      EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
To Vanguard Cellular Systems, Inc.:
     As independent public accountants, we hereby consent to the incorporation of our report dated March 8, 1994 and our report dated November 4, 1994 included in this Form 8-K, into the Company's previously filed Form S-4 Registration Statement No. 33-35054, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No.
33-69824 and Form S-8 Registration Statement No. 33-53559.
                                         ARTHUR ANDERSEN LLP
Greensboro, North Carolina,
  November 18, 1994.